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                    CONSENT OF MARKS SHRON & COMPANY, LLP


We consent to the incorporation by reference in the Current Report on Form 8-K/A, filed with the Securities and Exchange Commission by Apartment Investment and Management Company (AIMCO) of our reports dated January 19, 1995 and January 25, 1996 with respect to the audits of Two Bridges Associates for the years ended December 31, 1994 and 1995. We further consent to the incorporation by reference of such report in AIMCO's Registration Statement on Form S-3 (No. 333-26415), AIMCO's Registration Statement on Form S-3 (No. 33-98338), AIMCO's Registration Statement on Form S-3 (No. 333-828), AIMCO's Registration Statement on Form S-3 (No. 333-4542), AIMCO's Registration Statement on Form S-3 (No. 333-4546), AIMCO's Registration Statement on Form S-3 (No. 333-8997), AIMCO's Registration Statement on Form S-3 (No. 333-17431), AIMCO's Registration Statement on Form S-8 (No. 333-4550), AIMCO's Registration Statement on Form S-8 (No. 333-4548), AIMCO's Registration Statement on Form S-8 (No. 333-14481), AIMCO's Registration Statement on Form S-3 (333-20755), AIMCO's Registration Statement on Form S-3 (No. 333-36531), AIMCO's Registration Statement on Form S-3 (No. 333-36537), and AIMCO's Registration Statement on Form S-8 (No. 333-36803), all filed with the Securities and Exchange Commission.

                                      /s/ MARKS SHRON & COMPANY, LLP

                                      Marks Shron & Company, LLP

Great Neck, New York
October 3, 1997